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                                                                     Exhibit 3.2


                                (July 17, 2001)

                                RESTATED BYLAWS
                                      OF
                       CADMUS COMMUNICATIONS CORPORATION

                                   ARTICLE I
                                   ---------
                           Meetings of Stockholders
                           ------------------------

     Section 1.  Places of Meetings:  All meetings of the stockholders shall be
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held at the principal office of the Corporation or at such other place as may be stated in the notice or waiver of notice of any such meeting.

     Section 2.  Annual Meeting:  The annual meeting of the stockholders of the
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Corporation shall be held at a time and place to be determined by the Chairman of the Board, the President, the Board of Directors or the Executive Committee, which time and place shall be stated in the notice of the annual meeting.

     Section 3.  Special Meetings:  Except as otherwise specifically provided by
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law, a special meeting of the stockholders shall be held only upon a call of the
Chairman of the Board, the President, the Board of Directors or the Executive Committee or upon the written request of one or more stockholders holding fifteen percent (15%) or more of the issued and outstanding capital stock of the Corporation (a "Stockholder Called Special Meeting") received by the Corporation at the principal executive office of the Corporation, addressed to the attention of the Corporate Secretary, with such Stockholder Called Special Meeting to be held at such time and place as the Board of Directors deems advisable.

     Section 4.  Notice of Meeting:  Written notice stating the place, day and
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hour of every meeting of the stockholders and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days previous thereto (except as otherwise required by law), either personally or by mail, by or at the direction of the Chairman of the Board, the President, any Vice President, the Secretary, or by the persons calling the meeting, to each stockholder of record entitled to vote at the meeting.
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     Section 5.  Quorum:  Any number of stockholders together holding a majority
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of the shares issued and outstanding of the Corporation entitled to vote (which shall not include any treasury stock held by the Corporation), who shall be present in person or represented by proxy at any meeting, shall constitute a quorum for the transaction of business, including the election of directors. If less than a quorum shall be present or represented by proxy at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the stockholders present or represented by proxy, without notice other than by announcement at the meeting, until a quorum shall be present or represented by proxy.

     Section 6.  Organization:  The Chairman of the Board and in his absence,
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the President, and in the absence of the Chairman of the Board and the
President, a chairman appointed by the stockholders present shall call the meeting of the stockholders to order and shall act as chairman thereof.

     Section 7.  Voting:  At any meeting of the stockholders, each stockholder
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entitled to vote shall have one vote, in person or by proxy appointed by an instrument in writing, subscribed by such stockholder or by his duly authorized attorney; at all meetings, each stockholder shall have one vote, for each share of stock registered in his name.

     Section 8.  List of Stockholders:  At each meeting of the stockholders a
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full, true and complete list, in alphabetical order, of all the stockholders entitled to vote at such meeting, with the number of shares held by each, certified by the secretary, assistant secretary or the transfer agent, shall be furnished.

     Section 9.  Matters to be Brought Before Shareholders' Meetings.  Except as
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otherwise provided by law, at any annual or special meeting of shareholders only such business shall be conducted as shall have been properly brought before the meeting in accordance with this Section.

     In order to be properly before the meeting, such business must either have been: (i) specified in the written notice of the meeting (or any supplement thereto) given to shareholders of record on the record date for such meeting by or at the direction of the Board of Directors ("Meeting Notice"), (ii) brought before the meeting at the direction of the Board of Directors or the officer presiding over the meeting, or (iii) specified in a written notice given by or on behalf

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of a shareholder of record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such shareholder, in accordance with all the following requirements ("Shareholder Notice").

     A Shareholder Notice must be delivered personally to, or mailed to and received at, the principal executive office of the Corporation, addressed to the attention of the Corporate Secretary, (a) in the case of business to be brought before a special meeting of shareholders, not more than ten (10) days after the date of the initial Meeting Notice, and (b) in the case of business to be brought before an annual meeting of shareholders, not less than sixty (60) days prior to the first anniversary date of the initial Meeting Notice of the previous year's annual meeting.

     A Shareholder Notice shall set forth:

     (1) a full description of each such item of business proposed to be brought before the meeting;

     (2) the name and address of the person proposing to bring such business before the meeting;

     (3) the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if such date has been made publicly available) and as of the date of such meeting;

     (4) if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, or any successor thereto (the "1934 Act") and the written consent of each such nominee to serve if elected; and

     (5) all other information that would be required to be filed with the Securities and Exchange Commission if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the 1934 Act.

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     Any matter brought before a meeting of shareholders upon the affirmative recommendation of the Board of Directors where such matter is included in the Meeting Notice and accompanying proxy statement given to shareholders of record on the record date for such meeting by or at the direction of the Board of Directors is deemed to be properly before the shareholders for a vote and does not need to be moved or seconded from the floor of such meeting. No business shall be brought before any meeting of shareholders of the Corporation otherwise than as provided in this Section.

                                  ARTICLE II
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                                   Directors
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     Section 1.  General Powers:  The business and affairs of the Corporation
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shall be managed by the Board of Directors, and except as otherwise expressly provided by law or by the Articles of Incorporation, or by these By-laws, all of the powers of the Corporation shall be vested in said Board.

     Section 2.  Number and Qualification:  The number of directors comprising
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the Board of Directors shall be as established in the Articles of Incorporation.
Directors need not be stockholders or residents of the State of Virginia. A majority of the directors actually elected and serving at the time of any given meeting shall constitute a quorum for the transaction of business and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 3.  Election of Directors:  The directors shall be elected at the
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annual meeting of shareholders in accordance with the Article of Incorporation.

     Section 4.  Meetings of Directors:  Regular meetings of the Board shall be
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held at such times as the Board may determine, and special meetings shall be held whenever called by the direction of the Chairman of the Board or the President, or by any two directors for the time being in office. Unless otherwise specified in the notice thereof, any and all business may be transacted at a special meeting. Meetings of the Board of Directors shall be held at places in or outside the State of Virginia and at times fixed by resolution of the Board, or upon call of the Chairman of the Board or the President. The Secretary, or officer performing his duties, shall give at least 24 hours' notice by telegraph, letter, or telephone of all meetings of the directors; provided, that notice need not be given of regular meetings held at
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times and places fixed by

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resolution of the Board. Meetings may be held at any time without notice if all directors are present, or if those not present waive notice either before or after the meeting.

     Section 5.  Action Without a Meeting:  Any action which is required or
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which may be taken at a meeting of the directors or of a committee, may be taken without a meeting if a consent in writing, setting forth the actions so to be taken, shall be signed before such action by all the directors, or all of the members of the committee, as the case may be.

     Section 6.  Changes in Principal Occupation:  In the event that a director
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changes his principal occupation, the director shall submit a letter of resignation to the Chairman of the Board, indicating the nature of his new principal occupation. If the new principal occupation results in a conflict of interest or otherwise necessitates immediate action, the Executive Committee shall promptly take such action as it deems appropriate with respect to the resignation. Otherwise, the Executive Committee shall defer action on the resignation until the expiration of the director's current term. At such time, the Executive Committee shall consider whether to nominate such director for re-election, taking into consideration the nature of the director's new occupation, the attributes and qualifications necessary to maintain a well-balanced Board, and such other factors as the Executive Committee deems relevant.

                                  ARTICLE III
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                                  Committees
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     Section 1.  Committees:  There will be an Executive Committee, a Benefits
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and Investment Committee, an Executive Compensation and Organization Committee,
an Audit Committee, a Nominating Committee and such other committees as the Board of Directors may, from time to time, create for such purposes and with such powers as the Board may determine.

     Section 2.  Executive Committee:  The Board of Directors shall appoint from
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among the directors an Executive Committee consisting of not less than three (3)
nor more than seven (7) members (or such other number as the Board may appoint). This Committee shall have power to do any and all acts and to exercise any and all authority between the meetings of the Board of Directors which the Board of Directors is authorized and empowered to exercise, except as otherwise limited under Virginia law and under the Articles of Incorporation and Bylaws of the Corporation.

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     The Executive Committee shall fix its own rules of proceeding and shall meet where and as provided by such rules, but in every case the presence of at least a majority of the Executive Committee shall be necessary to constitute a quorum. In every case, the affirmative vote of a majority of all the members of the Executive Committee present at the meeting shall be necessary for the adoption of any resolution.

     The Chairman of the Corporation shall serve as the Chairman of the Executive Committee. The Chairman shall preside at meetings of the Executive Committee and shall have such other powers and duties as shall be conferred upon him from time to time by the Board of Directors.

     All actions of the Executive Committee shall be reported to the Board of Directors at its next succeeding meeting.

     Section 3.  Benefits and Investment Committee:  The Board of Directors
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shall appoint from among its members a Benefits and Investment Committee, consisting of not less than three (3) nor more than seven (7) members (or such other number as the Board may appoint). The Board shall appoint one member of the Committee as Chairman. The responsibilities of the Benefits and Investment Committee shall be to review the operation of the employee benefit plans and programs and other fringe benefits provided by the Corporation and to review and monitor compliance thereof with applicable law; and to select and evaluate the performance of any Plan Administrator(s), trustee(s) and Investment Manager(s) and to recommend changes deemed advisable. Additionally, the Committee shall periodically review the status of associate relations and ensure that the company's human resources policies and practices support the creation of a positive work environment that is in full compliance with regulatory and legal requirements. The Committee shall also review the actions being taken by management to develop and fully utilize the capabilities of associates. The Benefits and Investment Committee shall report at least once a year to the Board of Directors.

     Section 4.  Executive Compensation and Organization Committee:  The Board
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of Directors shall appoint from among its members who are not officers or employees of the Corporation or its subsidiaries ("Non-management Members") an Executive Compensation and Organization Committee consisting of not less than three (3) nor more than seven (7) members (or such other number as the Board may appoint). The Board shall appoint one member of the

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Committee as Chairman. The responsibilities of the Executive Compensation and
Organization Committee shall be to approve the design of, and to administer, senior management salary and incentive plans and related perquisites and benefits; to make awards to employees under the Corporation's stock incentive plans; to review and evaluate the organizational structure, management development and succession plans as presented by the President of the Corporation; and to review and evaluate the goals and performance of the Chairman and the President and their evaluation of key employees. The Executive Compensation and Organization Committee shall report at least once a year to the Board of Directors.

     Section 5.  Audit Committee:  The Board of Directors shall appoint from
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among its Non-management Members an Audit Committee consisting of five (5)
members (or such other number as the Board may appoint). The Board shall appoint one member of the Committee as Chairman. Management members of the Board shall be counted for the purpose of determining the presence of a quorum at meetings of the Board of Directors at which the Audit Committee members are appointed, but shall have no vote upon the membership of the Audit Committee.

     The Audit Committee shall meet each year (i) preceding the selection of the external auditors to perform the annual audit, (ii) at least once after these auditors have been selected and before the audit begins or during the early stages of the audit, and (iii) at least once after the report of the external auditors is received. Other meetings may be held as necessary or convenient. A quorum for any meeting of the Audit Committee shall be any two members, but there shall be an attempt to have all members present at each meeting.

     The Audit Committee shall report to the Board of Directors at least once each year, recommending any appropriate change in operating or accounting practices or in the auditors of the Corporation and disclosing any acts or practices that are or may be illegal or contrary to the interests of the Corporation or to which the attention of the Board should be called for other reasons, and focusing particularly on the integrity and adequacy of disclosure of financial information relating to the Corporation and the identification of any problem areas relating thereto.

     The Chairman of the Board of the Corporation shall designate an officer of the Corporation to serve as a liaison between the Audit Committee and the officers. The Audit Committee or any one or two of its members may interview any employee, agent, customer or

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former or potential customer, supplier or former or potential supplier, auditor or former or potential auditor, or any other person, or examine any document, at any time and without offering any reasons so long as such action is in the discharge of the responsibilities of the Audit Committee. No officer or employee of the Corporation shall be present at such interview or examination or seek to learn the substance or subject of the inquiry, without the consent of the Audit Committee or the member or members acting. The Audit Committee may consult at any time with counsel regularly retained by the Corporation, and may after informing the Board of Directors consult with other counsel, at the cost of the Corporation.

     Section 6.  Nominating Committee:  The Board of Directors shall appoint
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from among its members a Nominating Committee consisting of not less than (3)
nor more than seven (7) members (or such other number as the Board may appoint). The Board shall appoint one member of the Committee as Chairman. The responsibilities of the Nominating Committee shall be to recommend to the Board of Directors nominees for directors to be voted on at each annual shareholders meeting; to recommend nominees to fill vacancies on the Board of Directors, to make recommendations concerning membership on committees of the Board of Directors, the functions of such committees, and the creation of new committees or the discontinuance of existing committees, as well as such other related functions as the Board of Directors may from time to time determine. Members of the Nominating Committee who are officers or employees of the Corporation or any of its subsidiaries shall have no vote on matters involving the nomination of directors.

                                  ARTICLE IV
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                                   Officers
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     Section 1.  Election:  The officers of the Corporation shall consist of a
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Chairman of the Board, a President, a Secretary and a Treasurer, and persons elected to such other offices as may be established from time to time by the Board of Directors. All officers shall be elected by the Board of Directors, and shall hold office until their successors are elected and qualify. Vacancies may be filled at any meeting of the Board of Directors. Any two offices may be combined in the same person as the Board of Directors may determine.

     Section 2.  Removal of Officers:  Any officer of the corporation may be
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removed summarily with or without cause, at any time by the Board of Directors.

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     Section 3.  Duties:  The Chairman of the Board presides at all meetings of
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shareholders and directors and shall have such other duties and authority as the
Board shall provide from time to time. The President shall be the Chief Executive Officer of the Corporation and shall have power and responsibility for carrying out the policies of the Board of Directors. The officers of the Corporation shall have such duties as generally pertain to their offices, as well as such powers and duties as from time to time shall be conferred upon them by the Board of Directors.

                                   ARTICLE V
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                                 Capital Stock
                                 -------------

     Section 1.  Issuance of Certificates of Stock:  Certificates of capital
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stock shall be in such form  as may be prescribed by the Board of Directors  and may (but need not) bear the seal of the Corporation or a facsimile thereof. All certificates shall be signed by the Chairman of the Board or the President, and also by the Secretary or the Assistant Secretary, which signatures may be facsimiles thereof.

     Section 2.  Certificates to be Entered:  All certificates shall be
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consecutively numbered, and shall contain the names of the owners, the number of shares and the date of issue, a record whereof shall be entered in the Corporation's books. The Corporation shall be entitled to treat the holder of record of shares as the legal and equitable owner thereof and accordingly shall not be bound to recognize any equitable or other claim with respect thereto on the part of any other person so far as the right to vote and to participate in dividends is concerned.

     Section 3.  Transfer of Stock:  The stock of the Corporation shall be
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transferable or assignable on the books of the Corporation by the holders in person or by attorney on surrender of the certificate or certificates for such shares duly endorsed, and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. To the extent that any provision of the Rights Agreement between the Corporation and First Union National Bank of North Carolina, NA., as Rights Agent, dated as of February 1, 1999, is deemed to constitute a restriction on the transfer of any securities of the Corporation, including, without limitation, the Rights, as defined therein, such restriction is hereby authorized by the bylaws of the Corporation.

     Section 4.  Lost, Destroyed and Mutilated Certificates:  The holder of
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stock of the Corporation shall immediately notify the Corporation of any loss, destruction, or mutilation of

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the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such stockholder upon the surrender of the mutilated certificate, or upon satisfactory proof of such loss or destruction accompanied by the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

     Section 5.  Regulations:  The Board of Directors may make such rules and
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regulations as it may deem expedient regulating the issue, transfer and registration of certificates of stock of the Corporation.

     Section 6.  Determination of Stockholders of Record:  The share transfer
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books may be closed by order of the Board of Directors for not more than seventy days for the purpose of determining stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof (or entitled to receive any distribution or in order to make a determination of stockholders for any other purpose). In lieu of closing such books, the Board of Directors may fix in advance as the record date for any such determination a date not more than seventy days before the date on which such meeting is to be held (or such distribution made or other action requiring such determination is to be taken). If the books are not thus closed or the record date is not thus fixed, the record date shall be the close of business on the day before the effective date of the notice to stockholders.

                                  ARTICLE VI
                                  ----------
                           Miscellaneous Provisions
                           ------------------------

     Section 1.  Seal:  The seal of the Corporation shall contain the name of
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the Corporation and shall be in such form as shall be approved by the Board of
Directors.

     Section 2.  Fiscal Year:  The fiscal year of the Corporation shall begin on
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the 1st day of July and end on the 30th day of June.

     Section 3.  Examination of Books:  The Board of Directors shall, subject to
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the laws of the State of Virginia, have power to determine from time to time whether and to what extent and under what conditions and limitations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders.

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     Section 4.  Contracts, Checks, Notes and Drafts:  All contracts, checks,
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notes, drafts, and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize.

     Section 5.  Amendment of By-Laws:  These By-Laws may be amended, altered,
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or repealed by the Board of Directors at any meeting.  The stockholders shall have the power to rescind, alter, amend, or repeal any By-Laws and to enact Bylaws which, if so expressed by the stockholders, may not be rescinded, altered, amended, or repealed by the Board of Directors.

     Section 6.  Application of the Control Share Acquisition Act:  Article 14.1
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of Chapter 9 of Title 13.1 of the Code of  Virginia, consisting of Sections
13.1-728.1 through 13.1-728.9, shall not apply to acquisitions of shares of the Corporation.

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